UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2007

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Officer

Appalachian Bancshares, Inc. (the “Company”) issued a press release on October 15, 2007, announcing that the Board of Directors of the Company appointed Danny F. Dukes, age 46, as Executive Vice President and Chief Financial Officer of the Company, effective October 15, 2007. Mr. Dukes will also serve as Chief Financial Officer of Appalachian Community Bank (the “Bank”), the Company’s wholly-owned commercial bank subsidiary. Mr. Dukes is not under a written employment contract with the Company, but his annual base salary will be $145,000. Upon the compensation committee’s approval, Mr. Dukes will be granted 5,000 stock options, which will vest in equal increments over a period of five years following the grant date. Mr. Dukes will also be entitled to receive a discretionary bonus, under the Company’s annual cash bonus plan, for the calendar year beginning January 1, 2008.

Mr. Dukes, a Certified Public Accountant, has more than 25 years in the banking industry, including 10 years experience in the role of chief financial officer of various community financial institutions in Georgia. Since May 2005, Mr. Dukes worked as a Senior Project Lead with Callaway Partners, LLC. In that role, Mr. Dukes worked directly with the Director for Securities Accounting of Fannie Mae’s re-audit and financial restatement project, where he assisted in the re-engineering of the financial reporting process and system for security portfolio. From November 2003 to May 2005, Mr. Dukes worked as an independent consultant, during which time, among other things, he assisted in the establishment of a mortgage banking branch and raising capital and the application process for a de novo bank. Prior to that, Mr. Dukes spent five years as the chief financial officer of Chattahoochee National Bank, where he also served as the Human Resource Manager and the Management Information Systems Manager. Dukes graduated with a bachelors degree in Business Administration in Finance from Mercer University in 1982, and earned his MBA from Georgia College and State University in 1988.

The Company also announced that J. Keith Hales, who has served as Chief Financial Officer since March 21, 2007, as previously reported by the Company on its Form 8-K filed on March 27, 2007, will remain with the Company in the role of Executive Vice-President and Chief Operating Officer, effective as of October 15, 2007. Mr. Hales’ annual salary and other benefits will be unchanged.

Additionally, the Company announced that Tracy R. Newton, in addition to his position as Chief Executive Officer, would fill the position of President of both the Company and Bank, effective as of September 25, 2007. The position was open as a result of the resignation of Mr. Joseph T. Moss, Jr., as reported by the Company on its Form 8-K filed on September 11, 2007. Mr. Newton had previously held the position of President of the Company and the Bank from 1994 to 2005. Mr. Newton’s annual salary and other benefits will be unchanged.

A copy of the press release that the Company issued on October 15, 2007, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated October 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Tracy R. Newton
Tracy R. Newton
President and Chief Executive Officer

Dated: October 15, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 15, 2007.